UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

MARCUS & MILLICHAP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36155	35-2478370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices including Zip Code)

(818) 212-2250

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2014, the Board of Directors of Marcus & Millichap, Inc. (the “Company”) appointed Kurt H. Schwarz as the Company’s Vice President of Finance and Chief Accounting Officer, effective immediately.

Mr. Schwarz, age 55, has served as the Company’s Vice President of Finance since April 2014. Prior to joining the Company, Mr. Schwarz was an independent senior accounting professional. From April 1995 to April 2013, Mr. Schwarz served as Senior Vice President and Chief Accounting Officer of International Lease Finance Corporation. Mr. Schwarz previously served as a Senior Manager at Ernst & Young LLP where he provided advisory services relating to audits, bankruptcies and reorganizations, financial advisory services and mergers and acquisitions. Mr. Schwarz is a certified public accountant and received a Bachelor of Science in Accounting from California Lutheran University.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 6, 2014. The Company’s stockholders voted on the following three proposals at the Annual Meeting and cast their votes as follows:

Proposal One:

The following individuals were elected to serve as directors for three-year terms ending with the 2017 Annual Meeting of Stockholders by the votes set forth in the following table:

	For	Withheld	Broker Non-Votes
John J. Kerin	34,272,588	148,168	1,031,032
Norma J. Lawrence	34,275,307	145,449	1,031,032

Directors William A. Millichap, Nicholas F. McClanahan, George M. Marcus, George T. Shaheen and Don C. Watters continued in office following the Annual Meeting.

Proposal Two:

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
35,272,608	179,155	25	n/a

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Proposal Three:

The stockholders approved the Company’s Executive Short-Term Incentive Plan, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
33,631,713	712,785	76,258	1,031,032

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCUS & MILLICHAP, INC.

Date: May 8, 2014	By:	/s/ Martin E. Louie
Martin E. Louie
Chief Financial Officer

3